February 29, 2008

Georgetowne Funds

345 Romona Rd.

Wilmette, IL 60091

Re: Georgetowne Funds, File Numbers 333-103875 and 811-21322

Mr. Hoffmeister:

A legal opinion that we prepared was filed with Pre-Effective Amendment No. 2 to the Georgetowne Funds’ Registration Statement (the “Legal Opinion”).  We hereby give you our consent to incorporate by reference the Legal Opinion into Post-Effective Amendment No. 4 to the Registration Statement (the “Amendment”), and consent to all references to us in the Amendment.

Very truly yours,

/s/ THOMPSON HINE LLP

THOMPSON HINE LLP